Exhibit T3A.111

STATE CORPORATION COMMISSION

Richmond, November 26, 2007

This is to certify that the certificate of organization of

CBL-840 GC, LLC

was this day issued and admitted to record in this office and that the said limited liability company is authorized to transact its business subject to all Virginia laws applicable to the company and its business. Effective date: November 26, 2007

State Corporation Commission Attest: /s/ Joel H. Peck Clerk of the Commission

CIS0322

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION
LLC-1011 (07/06)	ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

CBL-840 GC, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C, or LLC)

2.	A. The name of the limited liability company’s initial registered agent is

Corporation Service Company

B.	The registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and

☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.

OR

(2) ☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

11 South 12th Street, P.O. Box 1463	Richmond ,	VA	23218 ,
(number/street)	(city or town)		(zip)

which is physically located in the ☐ county or ☒ city of Richmond.

4.	The limited liability company’s principal office address, including the street and number, is

CBL Center, Suite 500, 2030 Hamilton Place Boulevard	Chattanooga	Tennessee	37421 .
(number/street)	(city or town)	(state)	(zip)

Organizer(s):

/s/ Jeffery V. Curry	November 20, 2007
(signature)	(date)

Jeffery V. Curry, Organizer	423-757-5910
(printed name)	(telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, NOVEMBER 26, 2007

The State Corporation Commission has found the accompanying articles submitted on behalf of

CBL-840 GC, LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective November 26, 2007.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner

DLLCACPT

CIS0322

07-11-21-0619